SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                             Form 8K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



DATE OF REPORT: October 6, 2004



                      CCA Industries, Inc.

       (Exact Name of Registrant as Specified in Charter)

                            DELAWARE

 (State or other jurisdiction of incorporation or organization)

                            2-85538-B

                    (Commission File Number)

                           04-2795439

              (IRS Employer Identification Number)

   200 Murray Hill Parkway, East Rutherford, New Jersey 07073

       (Address of principal executive offices, zip code)

                         (201) 330-1400

       (Registrant's telephone number including area code)

Item 5. Other Events and Regulations FD Disclosure.

  On October 5, 2004 the Company agreed to use its record free cash flow to purchase in a private transaction an aggregate of 500,000 shares of the Company's common stock from David Edell and Ira W. Berman, the Company's founders. The purchase price was $8.99, the closing price of the shares on the American Stock Exchange October 4, 2004. The purchase decreased the number of shares outstanding from 7,406,086 to 6,906,086.

  A  copy  of the News Release released to the public on October
6, 2004 is annexed hereto as Exhibit A.



                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2004


                                CCA Industries, Inc.
                                Registrant


                                By:  Ira W. Berman
                                Ira W. Berman, Secretary

                                                  EXHIBIT A
Company Contact:
Ira W. Berman
Chairman
800 524-2720
                                        FOR IMMEDIATE RELEASE

CCA  INDUSTRIES,  INC.  TO REPURCHASE AN  AGGREGATE  OF  500,000 SHARES.

East Rutherford, NJ:  OCTOBER 6, 2004 CCA Industries, Inc. (AMEX - CAW)

Reaffirming its commitments to enhance shareholders' value, CCA Industries, Inc. has agreed to use a portion of its record free cash flow to fund the purchase of an aggregate of 500,000 shares of common stock in a private transaction from its two founders, David Edell and Ira W. Berman. The purchase price of the shares was $8.99 per share, the closing price on the American Stock Exchange on October 4, 2004. The closing price on October 5, 2004 was $9.18 per share.

"The purchase was the best use of the Company's free cash flow decreasing the Company's outstanding shares from 7,406,086 to 6,906,086 thus increasing earnings per share, not affecting the market float of its shares on the American Stock Exchange, and eliminating the payments of cash and stock dividends on the shares being purchased." stated Stanley Kreitman, Director and Co-Manager of the Company's investment portfolio.

"Both David and I started the Company in 1983 and now have decided to sell some of our shares privately without placing a burden on the market price of the Company's stock, in order for us to begin to diversify our personal estates. We each continue to hold a significant position in the Company's stock." stated Ira W. Berman, Chairman of the Board of Directors.

CCA recently announced its record nine month earnings increase to $0.67, fully diluted from $0.59. It also recently announced the introduction of a new Denise Austin Skin Care Line expected to be on the shelves in January.

CCA  Industries, Inc. manufactures and markets health and beauty
aids,  each  under  its  individual brand  name.   The  products
include, principally, "PlusWhite" toothpastes and teeth whiteners,
"Sudden Change" anti-aging skin care   products  and  "Scar  Zone",
"Nutra Nail" nail growth treatments, "Mega" Green Tea diet aids, "Hair Off" hair removal and depilatories, "Bikini Zone" medicated creme and gel for the bikini area, "Solar Sense" sun protection products, and "Cherry Vanilla" Perfume.

Statements contained in the news releases that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.